Exhibit 99.b(g)

                          FUND PARTICIPATION AGREEMENT

          THIS FUND PARTICIPATION AGREEMENT made as of the _____ day of February, 2002 by and between American International Life Assurance Company of New York, a New York corporation (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company identified in Schedule A hereto (each, an "Account" and collectively, the "Accounts"), and Alliance Global Investor Services, Inc. a Delaware corporation and the transfer agent ("AGIS") for the investment companies identified in Schedule B hereto (the "Alliance Funds").

                              W I T N E S S E T H:

      WHEREAS, the Alliance Funds are provided services by transfer agents, dividend disbursement agents, and shareholder servicing agents for the open-end, management investment companies registered under the Investment Company Act of 1940 that are included in Schedule B;

      WHEREAS, the Alliance Funds and AGIS desire to make shares of the Alliance Funds identified in Schedule B available to serve as underlying investment options for variable annuity contracts ("Contracts") designed and offered by the Company;

      WHEREAS, the Alliance Funds and AGIS will establish an account or accounts on its mutual fund shareholder accounting system to reflect the Accounts' ownership of shares of the Alliance Funds and all transactions by the Accounts involving such shares;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

      1. Establishment of Accounts; Availability of Funds. The Company represents that it has established under New York law the Accounts identified in Schedule A hereto. Each of the Accounts is, as of the date of this Agreement, registered as a unit investment trust in accordance with the provisions of the Investment Company Act of 1940, as amended, to serve as a segregated asset account for the Contracts. The Contracts provide for the allocation of net amounts received by the Company to each Account for investment in shares of the appropriate Alliance Fund as selected among those investments available through the Contracts to act as underlying investment media.

      2. Marketing and Promotion. The Company agrees to make every reasonable effort to market its Contracts. It will use its best efforts to give equal emphasis and promotion to shares of the Alliance Funds as is given to other underlying investments available through the Contracts. In marketing and administering its Contracts, the Company will comply with all applicable state and federal laws.

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      3. Sale of Fund Shares.

            (a) Appointment of Company as Agent. Subject to and in accordance with the terms and procedures hereof, the Company is hereby appointed as the agent of AGIS,, and the Company hereby accepts such appointment, for the limited purpose of treating instructions received by the Company from Contract owners as to the allocation of Contract purchase payments, Contract transfers and Contract surrenders (to the extent such instructions would result in the purchase or redemption of Alliance Fund shares by the Company) ("Instructions") as receipt by AGIS of purchase and redemption orders for shares of the Funds. Notwithstanding the Company's appointment hereunder as the agent of AGIS for the sole purpose of receiving Instructions for the purchase and redemption by the Company and its Accounts of shares of the Alliance Funds, the Company shall not be, nor hold itself out to the public or engage in any activity as, an agent for AGIS or the Alliance Funds in respect of or in connection with the distribution or marketing of shares of the Funds.

            It is acknowledged and agreed by the parties that the availability of shares of any Alliance Fund shall be subject to such Fund's then current prospectus and Statement of Additional Information, federal and state securities laws and applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD").

            (b) Receipt of Instructions by Company. In the case of any orders resulting from Instructions received by the Company on any day on which the New York Stock Exchange is open for trading (a "Business Day") prior to the time the net asset values of shares of the Alliance Funds are determined (the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time) (the "Market Close"), such orders shall be accorded a trade date on Alliance Funds' accounting system that is the date of receipt of the Instructions by the Company, except as set forth in Section 3(e) below. Any purchase or redemption order resulting from Instructions received by the Company on any Business Day after the Market Close shall be accorded a trade date on Alliance Funds' accounting system that is the next Business Day.

            (c) Issuance of Fund Shares. Issuance and transfer of shares of the Alliance Funds shall be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares purchased from the Alliance Funds will be recorded on Alliance Funds' accounting system in the appropriate Account or subaccount thereof based upon information provided to AGIS by the Company.

            (d) Transmission of Orders by Company. Based on the Instructions received by the Company on each Business Day, the Company shall transmit to AGIS by 9:00 a.m. Eastern Time on the following Business Day a fax transmission containing the net purchase or redemption order, in dollars, by each Account of the Company (or in the aggregate for all Accounts, if that has been agreed to in advance by the parties) for shares of each Alliance Fund for the preceding Business Day. Each transmission by the Company of a net purchase or redemption order shall constitute a representation by the Company that such net order was based solely on Instructions from Contract owners received by the Company prior to the Market Close on the previous Business Day, and that such net order included all Instructions so received by the Company. The Company shall maintain records sufficient to identify the date and time of receipt of all Instructions involving the Alliance Funds and shall make such records available upon request for examination

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by AGIS or its designated representative or, at the request of AGIS, by appropriate governmental authorities.

            (e) Extraordinary Events. The Company is not authorized to accept as AGIS's agent any purchase or redemption of shares where such order is the result of an "Extraordinary Event" of which the Company is aware, unless the Company has notified AGIS of such order, by calling AGIS's assigned Contact Person, as soon as practicable following the Company becoming aware of the Extraordinary Event and in no event later than 3:00 p.m. Eastern time on the trade date, or as soon thereafter as is practicable. For these purposes, an "Extraordinary Event" shall mean an event outside the normal operation of an Account such as an entire Account moving into or out of the Company's account with Alliance Funds, or an asset transfer, merger, acquisition or divestiture. In accordance with the prospectus of each Alliance Fund, Alliance Funds reserves the right to refuse any purchase order, or to delay settlement of any redemption order which AGIS, in its sole discretion, deems disruptive or detrimental to the applicable Alliance Fund.

            (f) Wiring of Funds. In the case of a net purchase order, the Company shall remit to AGIS the exact amount of requisite funds to cover such order by Federal Funds wire by 4:00 p.m. Eastern Time on the Business Day on which the transmission containing the net purchase order is transmitted to Alliance Funds or, if such day is not a Business Day, on the next Business Day (the "Settlement Date"). If the Company becomes aware that AGIS may not receive, prior to the Market Close on the Settlement Date, a wire transfer relating to a net purchase order, the Company shall promptly inform AGIS of the facts and circumstances thereof and shall cooperate with AGIS with the goal of AGIS receiving such purchase proceeds as soon as reasonably possible. Notwithstanding the immediately preceding sentence, if a wire transfer relating to an aggregate purchase order is not received by AGIS prior to Market Close on the appropriate Settlement Date, AGIS reserves the right to (i) charge the Company interest on the amount of the delayed wire as provided below or (ii) redeem the shares for which payment has not been received on any Business Day subsequent to the appropriate Settlement Date if (A) AGIS has further notified the Company by no later than 12:00 noon Eastern Time on the Business Day following the Settlement Date that AGIS still has not received the delayed wire transfer relating to the net purchase order and (B) AGIS still has not received the delayed wire by one hour prior to Market Close on such subsequent Business Day.

            In the case of a net redemption order, AGIS shall remit or cause to be remitted to the Company the exact amount of requisite funds to cover such order by Federal Funds wire sent by Alliance Funds by 4:00 p.m. Eastern Time on the Business Day that the transmission containing the net redemption order is received by AGIS or, if such day is not a Business Day, on the next Business Day; provided, however, that in the event that the Company's account in a Fund is redeemed in full such that it will have a zero balance on such Business Day, AGIS reserves the right to wire, or to cause to be wired, the redemption proceeds within the time frame set forth in the applicable Fund prospectus. If AGIS becomes aware that the Company may not receive the wire transfer relating to a net redemption order by 4:00 p.m. Eastern Time on the appropriate date, AGIS shall promptly inform the Company of the facts and circumstances thereof and shall cooperate with the Company with the goal of the Company receiving such proceeds as soon as reasonably possible. If such wire transfer is not received by the Company on the appropriate date, AGIS shall pay the Company interest on the amount of the delayed wire as provided below.

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            In the event that a wire is delayed, the interest owed shall be deemed to be the interest cost on the delayed funds until paid, charged at the Federal Funds "offered" rate as published by The Wall Street Journal.

            (g) Transmission by AGIS of Share Price and Distribution Information. AGIS shall transmit to the Company by 6:30 p.m. Eastern Time on each Business Day a file identifying the net asset value per share (or "share price") of the Funds as of the Market Close on that Business Day. AGIS shall also transmit to the Company by 6:30 p.m. Eastern Time on the first Business Day following each record date established for the payment of dividends or capital gains distributions by a Fund a file containing the dividend or capital gains distribution rate for such payment. The Company elects to receive income, dividends and capital gains distributions in additional shares of the Fund and it reserves the right to revoke this election and it receive all such distributions in cash. The Company shall not be entitled to rely on any source of share price or distribution information other than such transmission by AGIS. If AGIS is unable to provide the net asset value, dividend and capital gain information to the Company by 6:30 p.m. on any Business Day, the Company shall have the additional amount of time by which such information is provided late to the Company, to notify the Fund of trades.

            (h) Confirmations. AGIS shall make available to the Company on-line remote access to information to enable the Company to confirm transactions on a daily basis. In addition, AGIS shall provide the Company daily confirmations within two Business Days after each day on which a purchase or redemption of Alliance Fund shares is effected for an Account.

            (i) Processing Adjustments. Each business day the Company, through an on-line facility which AGIS will make available, will reconcile its records to verify that an appropriate number of shares of each of the Funds is credited to the Accounts invested in the various Funds with Alliance Funds.

            (j) In the event of any error (other than a Pricing Error, as hereinafter defined) or delay with respect to the procedures outlined in this
Section 3 which is caused by AGIS, AGIS shall make any adjustments on its accounting system necessary to correct such error or delay and shall reimburse the Accounts for any losses or reasonable costs incurred directly as a result of the error or delay.

                  (i) In the event of any error or delay with respect to the procedures outlined in this Section 3 which is caused by the Company, the Company shall adjust its records accordingly in order to correct such error or delay. The Company will notify AGIS of the error and required correction and shall reimburse AGIS for any losses or reasonable costs incurred as a result of the error or delay.

                  (iii) The Company and AGIS, respectively, each agree to
            provide the other prompt notice of any errors or delays of the type referred to in this Section 3(i) and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.

            (k) Pricing Errors. In the event of an error in the computation of an Alliance Fund's net asset value per share which, in accordance with procedures adopted by the Fund's Board of Directors consistent with views expressed by the staff of the Securities and Exchange

Commission regarding appropriate error correction standards, as shall be in effect or amended from time to time, requires adjustment to transactions previously effected on behalf of an Account (a "Pricing Error"), AGIS shall notify the Company as soon as possible after discovery of the Pricing Error. Such notification may be oral, but shall be confirmed promptly in writing. In such event, AGIS shall take whatever steps it deems necessary with respect to the affected Alliance Fund to address any loss and shall make appropriate adjustments to the Company's accounts, which adjustments shall net the impact of individual Contract gains and losses; this will result in either a net payment to the Account from the Alliance Fund (in the event of net Contract losses) or from the Account to the Alliance Fund (in the event of net Contract gains), but only to the extent the Company is able to and does subtract such gains from the Contract's Account Values. In addition, in the event that the Pricing Error causes the Company to incur any direct costs for re-processing Contract accounts under an Account, such as preparing and mailing revised statements, AGIS shall reimburse the Company for all such reasonable costs upon receipt from the Company of an invoice or other statement documenting such costs in reasonable detail. The parties agree that AGIS or its affiliates shall not be responsible for earnings and/or appreciation that Accounts would have realized on amounts that should have been but were not invested in other funds within the Contract due to a Pricing Error.

            4. Expenses.

            (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by any Alliance Fund or AGIS under this Agreement shall be paid by such Fund or AGIS, including the cost of registration of such Fund's shares with the SEC and in states where required. All expenses incident to the performance by the Company under this Agreement shall be paid by the Company.

            (b) AGIS shall provide the Company, upon request, with sufficient copies of the Alliance Fund's proxy material, periodic reports to shareholders, prospectuses and other materials that are required by law to be sent to Fund shareholders. In addition, AGIS shall provide the Company, upon request, with a sufficient quantity of the Alliance Fund's prospectuses to be used in connection with the Company's offerings and the transactions contemplated by this Agreement. The cost of preparing and printing such materials shall be paid by the Alliance Funds or AGIS, and the cost of distributing such materials shall be paid by the Company; provided, however, that if at any time, AGIS reasonably deems the usage of such items to be excessive, AGIS may request that the Company pay the cost of printing (including press time and paper) of any additional copies of such materials requested by the Company.

      5. Company Use of Alliance Funds Name. The Company agrees and acknowledges that AGIS, its affiliates and the Alliance Funds are the sole owners of their respective names and marks, and that any and all use of any designation comprised in whole or in part of the use of those names and marks under this Agreement shall inure to their benefit. The use by the Company of those names and marks in any advertisement or sales literature or other promotional materials shall occur only with the prior consent of AGIS or it authorized affiliate. Except to the extent required by law, the Company shall not, without the prior consent of AGIS, make written representations regarding the Alliance Funds,

AGIS or any of their affiliates, except those contained in the then current prospectus and in the then current sales literature for the Alliance Funds.

      6. Administration of Accounts. Administrative services to purchasers of Contracts, including without limitation all record keeping, shall be the responsibility of the Company and shall not be the responsibility of AGIS or any Fund. . AGIS shall recognize the appropriate Account as the sole shareholder of each of the respective Fund shares issued to such Account under this Agreement.

      7. Representations and Warranties. AGIS and the Company, respectively, each represent that it has obtained and shall maintain all authorizations, licenses, qualifications or registrations of any governmental body required of it in connection with this Agreement and that such registrations are and will remain in full force and effect during the term of this Agreement, and that it will promptly notify the other party in the event that it is unable to perform any of its obligations under this Agreement.

            (a) The Company further represents and warrants that:

                  (i) it has full power and authority to enter into and perform this Agreement;

                  (ii) (A) its internal control systems for the processing and transmission of orders for the purchase and redemption of Fund shares are designed to monitor, regulate and exclude orders received after the Market Close on each Business Day from being aggregated and communicated to AGIS or its designee with orders received before Market Close on such Business Day (consistent with the requirements of Section 22(c) of the Investment Company Act of 1940 and Rule 22c-1 thereunder and the registration statements of the Alliance Funds); and (B) its internal control systems shall implement commercially reasonable efforts, in accordance with general industry standards, to assure that such processing of transactions occurs without error or omission, and does not result in late transmission of orders to the Alliance Funds; and

                  (iii) it is not required to be registered as broker-dealer under any applicable federal securities laws as a result of entering into and performing the services set forth in this Agreement; and

                  (iv) all purchases and redemptions of Alliance Fund shares contemplated by this Agreement shall be effected in accordance with the Alliance Fund's then current prospectus.

            (b) AGIS further represents and warrants that:

                  (i) it is duly registered as a transfer agent under Section
            17A of the Securities Exchange Act of 1934, as amended;

                  (ii) it is authorized to enter into this Agreement on behalf of each Alliance Fund identified in Schedule B, and the performance of its obligations hereunder does not and will not violate or conflict with any governing documents or agreements with respect to
            (A) any of the Alliance Funds or (B) any applicable law;

                  (iii) each Alliance Fund is an open-end investment company registered under the Investment Company Act of 1940, as amended; and

                  (iv) a registration statement under the Securities Act of
            1933, as amended, is current and appropriate state securities law filings have been made and will continue to be made with respect to all shares of the AGIS being offered for sale.

      8. Termination. This Agreement shall terminate as to the issuance of new
Contracts:

            (a) at the option of either the Company or AGIS upon three months' advance written notice to the other, or any mutually agreed upon time period;

            (b) at the option of the Company if either the Alliance Funds' shares are not available for any reason to meet the requirements of the Contracts as determined by the Company, provided that reasonable advance notice of election to terminate shall be furnished by the Company;

            (c) at the option of either the Company or AGIS upon the taking of any material action or the institution of proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Accounts, Alliance Funds by the NASD, the SEC or any other regulatory body;

            (d) upon assignment of this Agreement unless made with the written consent of the other party hereto; or

            (e) if the Alliance Funds' shares are not registered, issued or sold in compliance with federal law or such law precludes the use of Alliance Fund shares as the underlying investment medium of Contracts issued or to be issued by the Company, provided that prompt notice shall be given by either party should such situation occur.

      9. Continuation of Agreement. Termination as a result of any cause listed in the preceding paragraph shall not affect Alliance Funds' obligation to furnish shares of the Funds to Contracts then in force for which shares of the Alliance Funds serve or may serve as the underlying investment medium unless such further sale of Alliance Fund shares is prohibited by law or the SEC or other regulatory body.

      10. Advertising Materials; Filed Documents.

            (a) All advertising and literature with respect to the Funds, other than those which merely names the Fund as an investment option and its investment objective, prepared by the Company or its agents for use in marketing the Contracts will be submitted to Alliance Funds for review and acceptance in Alliance Funds' sole discretion before such material is first used.

            (b) AGIS will provide to the Company at least one complete copy of all registration statements, prospectuses and statements of additional information upon execution of this Agreement and at any other time upon the Company's request. In addition AGIS will provide to the Company revised prospectuses, annual and semi-annual reports and proxy statements that relate to the Funds at such time as AGIS or the Funds customarily provide such materials to all Fund shareholders.

      11. Proxy Voting. The Company, as the sole shareholder of the Funds' shares issued under this Agreement, shall vote such shares in accordance with instructions received from persons having a voting interest in the Fund.

      12. Diversification. Alliance Funds and AGIS each represent that each Alliance Fund has elected to be qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, and each will maintain such qualification (under Subchapter M or any successor or similar provision). Without limiting the scope of the foregoing, each Alliance Fund and AGIS represents and warrants that it will, at a minimum, meet the diversification requirements of Section 5(b)(1) of the Investment Company Act of 1940 ("Act"), relating to the diversification requirements for open-end management companies, and any amendments or other modifications to such Section, as if those requirements applied directly to each Alliance Fund. Notwithstanding the foregoing, for any Alliance Fund that is structured as a 'Fund of Funds', the foregoing representations regarding diversification are made on behalf of the underlying funds, and not the Fund of Funds.

      13. Indemnification.

            (a) The Company agrees to indemnify and hold harmless AGIS, its affiliates and each of their respective directors, officers, employees, agents and each person, if any, who controls them within the meaning of the Act against any losses, claims, damages or liabilities (other than consequential damages) to which AGIS, its affiliates or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of any material fact contained in the current registration statement, prospectus or sales literature of the Company or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Company's lack of good faith, gross negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement or (iii) any breach by the Company of any representation, warranty or covenant made in this Agreement. The Company will reimburse any legal or other expenses reasonably incurred by AGIS, its affiliates or any such director, officer, employee, agent, investment adviser or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statements, prospectuses or sales literature in conformity with then current written materials furnished to the Company by AGIS or its affiliates specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) AGIS agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities (other than consequential damages) to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of any material fact contained in the current registration statement, prospectus or sales literature of the Alliance Funds or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) AGIS's lack of good faith, gross negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement or (iii) any breach by AGIS of any representation, warranty or covenant made in this Agreement. AGIS will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, investment adviser or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that AGIS will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statements, prospectuses or sales literature in conformity with then current written materials furnished to AGIS by the Company specifically for use therein. This indemnity agreement will be in addition to any liability, which AGIS may otherwise have.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of an action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it form any liability which it may have to any indemnified party otherwise than under this Section 13. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 13 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      14.      Miscellaneous.

            (a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

            (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by fax, telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties:

             To the Company:

             American International Life
              Assurance Company of New York
             Pensions Department
             80 Pine Street, 13th Floor
             New York, NY 10005
             Attention:  Robert Goldbloom

             To AGIS:

             Alliance Global Investor Services, Inc.
             1345 Avenue of the Americas, 32nd Floor
             New York, NY  10105
             Attn: Edmund P., Bergan, Jr.

Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

            (b) Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective permitted successors and assigns.

            (c) Back-up Files. The Company shall maintain back-up files stored in an appropriate location at no cost to AGIS. The purpose of backup and recovery procedures is to permit file recovery in the event of disruption of normal processing.

            (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

            (e) Compliance with Applicable Laws. The Company and AGIS will conduct each of the activities pursuant to this Agreement in compliance with all applicable laws, rules and regulations, including, but not limited to, the securities laws governing the sale of mutual fund shares.

            (f) Anti-Money Laundering Policies. To the extent legally required, the Company and AGIS agree to comply with all money laundering rules, regulations and government guidance, including but not limited to, cash and suspicious activity reporting and recordkeeping requirements, as well as creation and implementation of policies, procedures and internal controls in order to ensure compliance.

            (g) Authorized Persons. For purposes of this Agreement, the Company will designate "Authorized Persons" entitled to act on its behalf in connection with this Agreement. "Authorized Person" will mean any officer or employee of the Company properly designated by the Company.

            (h) Confidentiality. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not (unless it has obtained the express written consent of the affected party) disclose, disseminate or utilize such names and addresses and other confidential information, except as may be required in order to fulfill its obligations under this Agreement, until such time as it may come into the public domain, except to the extent that such names and addresses were rightfully in a party's possession free of any obligation of confidentiality at or subsequent to the time such names and addresses were communicated to such party by the other party.

            (i) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

            (j) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            (k) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with regard to the Company's utilizing the Alliance Funds identified herein in the Contracts and supersedes all prior agreements and understandings relating to the subject matter hereof.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the day and year first above written.


                      AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK


                      By:__________________________________

                      Its:_________________________________



                      ALLIANCE GLOBAL INVESTORS SERVICES, INC.

                      By: __________________________________
                          Edmund P. Bergan, Jr.
                      Its: Senior Vice President and General Counsel
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                                   SCHEDULE A

                                  THE ACCOUNTS


Variable Account A of American International Life Assurance Company of New York

                                   SCHEDULE B

                                    THE FUNDS


                       Alliance Premier Growth Fund, Inc.